Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leggett & Platt, Incorporated of our report dated February 26, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Leggett & Platt, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
May 23, 2025